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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Applied Signal Technology, Inc. 2000 Stock Option Plan of our report dated December 8, 1999, with respect to the financial statements of Applied Signal Technology, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 1999, filed with the Securities and Exchange Commission.

                                              /s/ ERNST & YOUNG LLP

San Jose, California
December 14, 2000